EXHIBIT 23.2

               Consent of Independent Certified Public Accountants


To:      The Board of Directors
         Computer Management Sciences, Inc.


We consent to the use of our reports incorporated herein by reference.




KPMG PEAT MARWICK LLP



Jacksonville, Florida
March 24, 1997